EXHIBIT 24

                                POWER OF ATTORNEY


                  The undersigned directors of Borg-Warner Automotive, Inc. (the "Corporation"), hereby appoint John F. Fiedler, Laurene H. Horiszny and Vincent
M. Lichtenberger as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the offering of debt securities by the Corporation.

This Power of Attorney automatically ends upon the termination of Mr. Fiedler's, Ms. Horiszny's and Mr. Lichtenberger's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 30th day of September, 1998.


/s/John F. Fiedler                             /s/Ivan W. Gorr
------------------------                    ------------------------
John F. Fiedler                                   Ivan W. Gorr


/s/Andrew F. Brimmer                             /s/John Rau
------------------------                    ------------------------
Andrew F. Brimmer                                  John Rau


/s/Alexis P. Michas                           /s/James J. Kerley
------------------------                    ------------------------
Alexis P. Michas                                 James J. Kerley


/s/Jere A. Drummond                           /s/Paul E. Glaske
------------------------                    ------------------------
Jere A. Drummond                                 Paul E. Glaske


/s/William E. Butler
------------------------
William E. Butler